EXHIBIT 99.9

First NLC Securitization Trust 2005-4

Issuer

First NLC Securitization, Inc.

Depositor

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates with a file number of 333-127919. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (703) 469-1225.

COMPUTATIONAL MATERIALS

This presentation contains tables and other statistical analyses (the “Computational Materials”). These Computational Materials have been prepared by Friedman, Billings, Ramsey & Co., Inc. (“FBR”) in reliance upon information furnished by the issuer of the securities and its affiliates. These Computational Materials are furnished to you solely by FBR and not by the issuer of the securities. They may not be provided to any third party other than the addressee’s legal, tax, financial and/or accounting advisors for the purposes of evaluating said material.

Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials’ appropriateness in any particular context. In addition, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfall.

If the Computational Materials were generated using a hypothetical group of mortgage loans, the specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. If these Computational Materials are based only on a statistical pool of mortgage loans expected to be included in the trust along with other mortgage loans on the closing date, the specific characteristics of these securities also may differ from those shown in the Computational Materials. A statistical pool may not necessarily represent a statistically relevant population, notwithstanding any contrary references herein. Although FBR believes the information with respect to the statistical pool will be representative of the final pool of mortgage loans, the collateral characteristics of the final pool may nonetheless vary from the collateral characteristics of the statistical pool. Certain mortgage loans contained in a statistical pool or the actual pool may be deleted from the final pool of mortgage loans delivered to the trust on the closing date.

	% of the pool	WAC	seasoning	avg loan size	FICO	FICO <600	OLTV	Combined LTV	IO %	Stated Doc%	% of fixed	% of non Single Family	% of multifamily and condos	DTI	% of 2nd lien	% CA
all collateral	100.00%	7.684%	1	181,457.25	629	28.39	81.03	87.44	30.78	56.95	18.31	16.10	8.56	43.99	4.90	28.94
loan <$75,000	4.84%	9.886%	1	50,076.53	631	23.72	90.46	91.96	1.20	54.34	72.85	15.60	8.72	41.80	57.28	10.33
Loan >$600,000	0.92%	7.069%	1	649,768.54	650	0.00	76.59	83.90	61.98	44.17	8.90	0.00	0.00	45.07	0.00	53.63
2nd liens	4.90%	10.696%	2	58,650.17	661	0.87	99.60	99.60	0.08	74.77	100.00	24.39	15.70	44.30	100.00	39.34
fixed rate loans	18.31%	8.415%	1	108,317.92	635	24.24	83.62	84.62	5.78	45.98	100.00	12.47	6.60	42.84	26.76	23.75
FICO <600	28.39%	8.121%	1	172,428.69	558	100.00	78.15	78.62	3.96	37.85	15.64	8.54	3.41	43.73	0.15	20.46
FICO <600 and Stated Doc	10.75%	8.066%	1	219,583.02	563	100.00	75.74	76.12	2.00	100.00	12.29	11.54	5.15	44.25	0.10	29.30
DTI 45.01-50	45.68%	7.710%	1	196,718.18	632	24.82	81.55	89.18	33.30	67.63	15.33	18.03	8.51	47.94	5.44	28.52
DTI >50	10.03%	7.525%	1	202,770.10	613	43.24	80.59	83.55	21.98	20.75	19.38	14.89	8.52	52.83	2.40	32.65
LTV>80	32.16%	8.290%	1	145,688.58	632	29.29	91.24	91.53	22.49	47.51	29.10	13.67	6.54	44.23	15.21	20.56
Gross Margin >6%	68.64%	7.662%	1	208,566.89	623	31.44	80.67	88.00	33.40	61.86	0.00	17.10	9.49	44.17	0.00	26.32
IO loans	30.78%	7.124%	1	271,397.80	657	3.66	80.77	91.47	100.00	66.84	3.44	16.73	8.77	44.51	0.01	50.16
all 1st lien that have a 2nd lien behind	32.84%	7.257%	1	225,393.04	659	2.95	80.07	99.61	50.44	73.28	2.91	22.19	13.25	44.76	0.00	36.59
stated doc—wage earner	13.88%	7.760%	1	218,391.43	638	20.56	80.80	88.40	35.56	100.00	15.59	16.37	8.51	43.38	6.76	42.01
stated doc-self employed	43.08%	7.754%	1	189,618.42	643	18.33	81.15	89.66	36.29	100.00	14.52	21.82	11.85	44.75	6.33	30.87
Purchase loans	39.92%	7.728%	1	174,525.86	655	9.96	83.31	96.13	40.28	73.31	13.69	22.64	13.81	44.42	9.74	36.06
Cash out	58.08%	7.647%	1	187,678.08	611	40.68	79.39	81.56	24.62	45.58	21.14	11.86	4.95	43.70	1.61	24.65
multi family	3.60%	8.083%	1	226,376.18	669	3.59	81.88	93.17	15.59	79.32	16.22	100.00	100.00	44.50	12.14	24.48
condo loans	4.97%	7.833%	1	158,928.82	643	16.91	80.67	89.89	43.07	69.10	12.60	100.00	100.00	44.03	6.71	32.89
CA LOANS	28.94%	7.411%	1	269,984.07	639	20.08	79.55	87.88	53.33	66.09	15.03	13.06	8.69	44.48	6.66	100.00
NY LOANS	1.60%	7.518%	2	281,550.01	620	39.36	79.55	81.90	5.07	81.66	19.55	23.02	0.00	45.26	2.37	0.00
FL LOANS	17.10%	7.749%	1	167,393.72	630	27.99	80.63	87.65	20.90	60.46	21.46	19.27	10.46	44.01	5.56	0.00
Non-owner occupanies and 2nd home	3.11%	7.780%	1	161,783.23	654	13.86	79.02	79.47	4.49	52.40	19.87	30.52	16.94	36.87	0.11	23.48
B-rated loans	29.04%	7.839%	1	179,899.24	590	59.27	80.91	83.46	16.01	45.09	18.31	10.82	5.03	43.87	1.64	24.76
C-rated loans	11.15%	8.409%	1	160,522.26	528	100.00	74.36	74.51	0.00	30.31	12.94	7.28	2.58	43.25	0.00	18.50